EXHIBIT 99.8
OPTION SURRENDER AGREEMENT
     This Option Surrender Agreement (this “Surrender Agreement”) is entered into as of [                                        ], 2009 by the undersigned in favor and for the benefit of Triumph HealthCare Holdings, Inc., a Delaware corporation (the “Company”), and RehabCare Group, Inc., a Delaware corporation (“Parent”).
RECITALS
     A. The undersigned holds outstanding and unexercised option agreements (the “Options”) entitling them to purchase, in the aggregate, such number of shares of common stock of the Company, par value $0.01 per share (the “Option Shares”) as set forth opposite such undersigned’s name on Exhibit A hereto.
     B. The Company, Parent, RehabCare Group East, Inc., RehabCare Hospital Holdings, LLC, RehabCare Merger Sub Corporation, and TA Associates, Inc., in its capacity as Securityholder Representative, have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, pursuant to which the undersigned will be entitled to certain consideration as described in the Merger Agreement and other documents referenced therein in exchange for the surrender and cancellation of the Options and the undertaking to be bound by the obligations described in Section 3 of this Surrender Agreement.
     C. Subject to the consummation of the Merger, the undersigned desires to terminate the Options and undertakes to be bound by the obligations described in Section 3 of this Surrender Agreement in consideration of the consideration described in the Merger Agreement and the other documents referenced therein.
     Now, therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:
AGREEMENT
     1. Representation and Warranties. The undersigned represents and warrants to the Company and Parent that: (a) the Options have not been exercised by the undersigned, that these are the only Options granted to the undersigned by the Company or any of its Subsidiaries; (b) the undersigned is the sole owner of the Options free and clear of any liens, pledges, mortgages, deeds of trust, charge, option, right of first refusal, easements, servitudes, proxies, voting trusts or other agreements, restrictions, security interests, claims, rights of another or encumbrances; (c) the Options constitute all of the options or other rights to purchase securities of the Company and its Subsidiaries held by the undersigned; (d) he or she has full legal capacity and power to execute and deliver this Surrender Agreement and any other agreements or instruments executed by him or her in connection herewith and to consummate the transactions contemplated herein or therein; (e) this Surrender Agreement and the other agreements and instruments executed by the undersigned in connection herewith are valid and binding obligations of the undersigned enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity; (f) he or she has executed this Surrender Agreement voluntarily and without any duress or undue influence; (g) he or she has read this Surrender Agreement, understands the terms and consequences of it and has had adequate time to think about this Surrender Agreement and discuss it with his or her own counsel and advisors; and (h) he or she is fully aware of the legal and binding effect of this Surrender Agreement.
     2. Termination of Options and Option Shares. The undersigned hereby agrees that, effective as of the Effective Time and subject to the consummation of the Merger, the Options shall be automatically exchanged for the right to receive the consideration required to be paid to the undersigned as set forth and subject to the conditions in the Merger Agreement. The undersigned hereby agrees that the Options are hereby cancelled and terminated and shall be of no further force or effect and hereby surrenders all of the undersigned’s rights in the Options and any Option Shares. The undersigned further agrees not to exercise any vested Options from the date hereof until the earlier of (a) the consummation of the Merger or (b) the termination of the Merger Agreement.
     3. Merger Agreement Obligations. The undersigned hereby (i) agrees to be bound by all of the provisions of the Merger Agreement applicable to the Optionholders, (ii) agrees to the appointment of TA Associates, Inc. as the Securityholder Representative pursuant to Section 10.1 of the Merger Agreement and (iii) acknowledges that TA Associates, Inc. will act on the undersigned’s behalf as the Securityholder Representative pursuant to the terms of the Merger Agreement. The undersigned also acknowledges that a portion of the Option Payment will be held in Escrow Accounts in connection with post-closing purchase price adjustments, reimbursement obligations and indemnification obligations pursuant to the terms and conditions of the Merger Agreement. Finally, the undersigned acknowledges that pursuant to Section 10.1 of the Merger Agreement, in the event that the Representative Expense Fund is insufficient to satisfy the expenses of the Securityholder Representative, the Securityholder Representative is entitled to recover any such expenses directly from the Securityholders.
     4. Effective Time. For purposes of this Surrender Agreement, “Effective Time” means the date of the closing of the transactions contemplated by the Merger Agreement. For purposes of greater clarity, in the event that the Merger Agreement is terminated and therefore the transactions contemplated by the Merger Agreement are not consummated, at such time, it is agreed that the Effective Time shall not have occurred and this Surrender Agreement shall be void ab initio.
     5. Withholding. All payments made pursuant to the terms of the Merger Agreement shall be net of any tax or other amounts required to be withheld by Parent or the Company under applicable law.
     6. Defined Terms. Any capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
     7. Entire Agreement. This Surrender Agreement, together with the Merger Agreement and the Escrow Agreement, constitutes the complete and entire understanding between the undersigned, the Company and Parent with respect to the subject matter of this Surrender Agreement. The terms of this Surrender Agreement may not be changed, altered, modified or amended, except in a writing signed by the undersigned and Parent.
     8. Severability. Any term or provision of this Surrender Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Surrender Agreement or affecting the validity or enforceability of any of the terms or provisions of this Surrender Agreement in any other jurisdiction. If any provision of this Surrender Agreement is so broad as to be unenforceable, then the provision will be interpreted to be only so broad as is enforceable.
     9. Governing Law. This Surrender Agreement shall be governed by the internal laws of the State of Delaware, without regard to the conflict-of-laws provisions thereof.
     10. Counterparts; Electronic Transmission. This Surrender Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or email transmission followed promptly by an executed original), each of which will be deemed an original, but all of which together will constitute one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Surrender Agreement as of the date and year first above written.

[Signature Page to Option Surrender Agreement]

Exhibit A

Name	Option Shares